UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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GULFPORT ENERGY CORPORATION
(Name of Registrant as Specified in Its Charter)

Firefly Value Partners, LP FVP MASTER FUND, L.P. FVP GP, LLC Firefly management company gp, llc Ariel Warszawski Ryan Heslop Samantha Holroyd
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Firefly Value Partners, LP, together with the other participants named herein (collectively, “Firefly”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting of stockholders of Gulfport Energy Corporation, a Delaware corporation (the “Company”).

Item 1: On April 29, 2020, Firefly issued the following press release:

Firefly Value Partners Calls on Gulfport to Schedule 2020 Annual Meeting

Gulfport Needs a Board that Understands How to Create Shareholder Value from the Company’s Assets and Opportunities

New York – (April 29, 2020) – Firefly Value Partners, LP (together with its affiliates, “Firefly”), which manages funds that, together with affiliates, collectively beneficially own 13.1% of the outstanding common stock of Gulfport Energy Corporation (“Gulfport” or the “Company”) (Nasdaq: GPOR), today issued the following statement:

“We continue to believe that Gulfport’s intrinsic value is far in excess of where Gulfport’s equity and debt trade today in the capital markets. The Company has great assets and strong free cash flow potential, and unlike many other industries in the current economic landscape, the natural gas sector is in a position of strength.

Nevertheless, markets have assigned Gulfport’s securities a discounted valuation, with a share price that is down roughly 33% this year, lagging its low-cost Appalachian peers.1 We believe that a portion of this discount stems from shareholders’ lack of confidence that the Board will make the right capital allocation and strategy decisions to help generate strong returns from Gulfport’s terrific assets and opportunities.

It is time for Gulfport to give its shareholders a chance to have their voices heard. Gulfport should announce the date for its 2020 annual meeting of shareholders and should hold that meeting as usual in June. Despite the unique challenges presented by COVID-19, 14 of the 16 public companies Gulfport names as peers in its 2019 proxy statement have already set their 2020 annual meeting dates. It is well past time for Gulfport to do the same.

Gulfport has a great opportunity to create value for shareholders as the sector is experiencing favorable trends. 2021 natural gas strip prices are $2.75/MMBtu, having increased more than 15% since our March 19th letter. These prices, while attractive for Gulfport given its cost base, are not high enough to support drilling activity outside of the lowest-cost natural gas plays. Not surprisingly, then, natural gas directed rig counts continue to drop, down nearly 20% over the last month, and more than 30% year-to-date. At the same time, oil directed rigs have fallen more than 40% in the last month and year-to-date, creating ever-improving natural gas supply fundamentals.

1 Appalachian peers from the 2019 Proxy peer group include CNX, EQT, Range Resources, Cabot, Antero Resources, and Southwestern Energy.

Given this backdrop, there is a tremendous opportunity for Gulfport, led by a strong, shareholder-focused Board, to drive value creation. While our preference has always been to resolve our differences with the incumbent Board amicably, the Company has not meaningfully engaged with us. It is now time for the Board to either meaningfully engage or to give shareholders a chance to have their voices heard and elect directors they believe will best represent their interests.”

Information about Firefly and its two nominees for election to Gulfport’s Board, Samantha Holroyd and Ryan Heslop, is available at www.GulfportValue.com.

About Firefly Value Partners, LP

Founded in 2006, Firefly is an investment partnership focused on fundamental primary research and business analysis. Firefly invests with a long-term time horizon in a concentrated portfolio of deeply undervalued companies.

Investor Contact:

John Ferguson / Joe Mills

Saratoga Proxy Consulting LLC

212-257-1311

jferguson@saratogaproxy.com / jmills@saratogaproxy.com

Media Contact:
Dan Zacchei / Joe Germani

Sloane & Company

dzacchei@sloanepr.com / jgermani@sloanepr.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Firefly Value Partners, LP and the other participants named herein (collectively, “Firefly”) have filed a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of Gulfport Energy Corporation, a Delaware corporation (the “Company”).

FIREFLY STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be FVP Master Fund, L.P. (“FVP Master Fund”), Firefly Value Partners, LP (“Firefly Value Partners”), FVP GP, LLC (“FVP GP”), Firefly Management Company GP, LLC (“Firefly Management”), Ariel Warszawski, Ryan Heslop and Samantha Holroyd.

As of the date hereof, FVP Master Fund beneficially owns 20,906,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. Firefly Value Partners, as the investment manager of FVP Master Fund, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund. FVP GP, as the general partner of FVP Master Fund, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund. Firefly Management, as the general partner of Firefly Value Partners, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund. Each of Messrs. Heslop and Warszawski, as a Managing Member of each of FVP GP and Firefly Management, may be deemed the beneficial owner of the 20,906,000 shares of Common Stock owned by FVP Master Fund. As of the date hereof, Ms. Holroyd beneficially owns 20,500 shares of Common Stock.

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Item 2: Also on April 29, 2020, Firefly posted the following materials to www.gulfportvalue.com:

Gulfport Value

HOME MATERIALS NOMINEES ABOUT FIREFLY CONNECT WITH FIREFLY

# Materials

**April 29, 2020**

**April 6, 2020**

Firefly Value Partners Files Preliminary Proxy Statement

**March 19, 2020**

Firefly Value Partners Disappointed In Gulfport Energy Board's Failure To Recognize Company's Significant Opportunities

**March 2, 2020**

Firefly Value Partners Corrects Gulfport Energy's False Statement

**March 2, 2020**

Firefly Value Partners Nominates Two Candidates For Gulfport Energy Board Of Directors

**November 21, 2019**

Firefly Value Partners Sends Letter To Gulfport Energy Corporation Board Of Directors

**March 6, 2019**

Firefly Value Partners Sends Letter To Gulfport Energy Corporation Board Of Directors

**January 17, 2019**

Firefly Value Partners Sends Letter To Gulfport Energy Corporation Board Of Directors

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